Exhibit 10.1

Hampton Roads Bankshares Announces CFO Succession: Lorelle Fritsch Elected as Chief Financial Officer of Hampton Roads Bankshares, Inc. and Bank of Hampton Roads

NORFOLK, Va., July 24, 2008 (PRIME NEWSWIRE) -- Hampton Roads Bankshares, Inc. (Nasdaq:HMPR) today announced that Lorelle Fritsch, formerly the Chief Accounting Officer of its subsidiary, The Bank of Hampton Roads, has succeeded Donald W. Fulton, Jr., as Chief Financial Officer for both Hampton Roads Bankshares, Inc. and The Bank of Hampton Roads, effective immediately. Fritsch was also elected by the Board of Directors for Hampton Roads Bankshares as a Senior Vice President and executive officer of the company. Fritsch remains a Senior Vice President of The Bank of Hampton Roads. Fulton will retire from both Hampton Roads Bankshares and The Bank of Hampton Roads as of July 31, 2008, but will remain associated with the company as a retained consultant to assist with the company's long term strategy and other related financial matters.

In his communication to employees today, Jack W. Gibson, Vice Chairman, President and Chief Executive Officer for Hampton Roads Bankshares and the President and Chief Executive Officer of The Bank of Hampton Roads, wrote, "With the acquisition of Shore Bank now behind us, Don can look forward to reducing his workload with the knowledge that his financial leadership through the years since joining our company in 2003 has vitally contributed to the success we have enjoyed during that time. Certainly, Don played an important role in negotiating and subsequently closing the Shore Bank transaction on schedule. In addition, his 40 years of banking experience have proven invaluable in helping our company overcome the various challenges faced by all financial institutions and publicly traded companies since 2003. It is a testament to the depth of our management talent that Lorelle is ready to immediately succeed to Don's duties and responsibilities. As we continue to efficiently integrate Shore Bank and execute on our long term strategies, Lorelle has the skill, discipline and temperament to make the transition process seamless. Further, I know that she will play an important role in continuing to deliver the financial performance that our shareholders have come to expect. Lorelle has been with our company for more than 13 years, succeeding through increasing roles and responsibilities. She has my complete confidence as well as the confidence of our company's Board of Directors and employees."

Fulton commented, "It has been my privilege to work at Hampton Roads Bankshares and The Bank of Hampton Roads over the past 5 years and I am extremely proud of my contributions to the organization. We reached an appropriate transition point which allows me the chance to leave the company's day-to-day financial stewardship in Lorelle's more than capable hands while not completely ending my involvement in and commitment to the company's future. I look forward to consulting with her and the rest of the management team in continuing to build the success of Hampton Roads Bankshares and its banks."

Fritsch indicated her appreciation to the Board of Directors for their confidence, stating "I am truly honored to have this opportunity and excited about both the present and the future of this company. My long history with The Bank of Hampton Roads affords me an acute awareness of what is expected by our shareholders, customers and employees and I eagerly embrace the responsibility of this legacy."

Fritsch is a 1984 graduate of the University of Michigan with a Bachelors of Business Administration. She is a Certified Public Accountant and was the valedictorian of the 2005 class of the Virginia Bankers School of Bank Management at the University of Virginia. Prior to joining Bank of Hampton Roads, she was with Ernst & Young from 1988 to 1992 and was the Controller and Treasurer of MultiOne Financial Services, Inc., from 1992 until 1995.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company's primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMS. Through its affiliates, Shore Bank also offers title insurance and investment products. Shares of Hampton Roads Bankshares' common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found on the Web at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

CONTACT:  Hampton Roads Bankshares, Inc.
          Tiffany K. Glenn, Senior Vice President and
           Marketing Officer
          (757) 217-1000